Exhibit 99.1

Clear Channel Outdoor Holdings, Inc. Agrees to Sell its Brazil Business to

an affiliate of Eletromidia S.A.

SAN ANTONIO, May 7, 2025 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) today announced that its subsidiaries have entered into a definitive agreement to sell its business in Brazil to Publibanca Brasil S.A., an affiliate of Eletromidia S.A. (the “Buyer”).

The purchase price of approximately R$80 million, or US$14 million1, is subject to certain customary adjustments, and the transaction is subject to approval by the Administrative Council for Economic Defense, Brazil’s national competition regulator, and other customary closing conditions. The Company intends to use the anticipated net proceeds from the sale to improve its liquidity position.

“This agreement to sell our business in Brazil is another milestone in our goal to optimize our portfolio and focus on growing our America and Airports segments,” said Scott Wells, Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “I want to thank our team for their dedication and hard work in helping the Company reach this agreement. Upon completion of this transaction, we will have divested all of our Latin American businesses.”

The transaction is expected to close in 2025, upon receipt of final regulatory approval from the Administrative Council for Economic Defense and completion of all other customary closing conditions. Until then, the Company and the Buyer shall remain completely independent and operate on a business-as-usual basis.

Advisors

The Company engaged Moelis & Company LLC as financial advisor to assist with the processes to sell the Company’s Latin American businesses.

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is at the forefront of driving innovation in the out-of-home advertising industry. Our dynamic advertising platform is broadening the pool of advertisers using our medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of our diverse portfolio of assets, we connect advertisers with millions of consumers every month.

[1]	This figure is based on prevailing exchange rates on May 6, 2025.

For further information, please contact:

Press:

FGS Global

Stephen Pettibone / Hayley Cook

ClearChannel@fgsglobal.com

Investors:

Eileen McLaughlin

Vice President – Investor Relations

(646) 355-2399

InvestorRelations@clearchannel.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance, achievements, guidance, goals and/or targets expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “estimate” and similar words and expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about the expected timing, closing and benefits of the sale of our business in Brazil, the use of the proceeds therefrom, our expectations with respect to optimizing our portfolio, our expectations with respect to our America and Airports segments, our business plans and strategies and our liquidity are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: our ability to complete the sale of our business in Brazil on the anticipated terms and timing or at all, including obtaining regulatory approval therefor; disruptions from the announcement of the sale, including the diversion of management’s attention from the Company’s ongoing business operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the sale; our inability to optimize our portfolio, strengthen our liquidity and achieve the expected benefits from the sale; continued economic uncertainty, an economic slowdown or a recession, including as a result of increased and proposed tariffs; retaliatory trade regulations and policies, and uncertainty in the financial and capital markets; our ability to generate enough cash to service our debt obligations and fund our operations, business strategy and capital expenditures; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; the difficulty, cost and time required to implement our strategy, and the fact that we may not realize the anticipated benefits therefrom; volatility of our stock price; the impact of the potential sale of our business in Spain; the impact of the recent dispositions of certain of our businesses in Europe and Latin America, as well as other strategic transactions or acquisitions; restrictions contained in our debt agreements that limit our flexibility in operating our business; and certain other factors set forth in our filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other key risks are described in the section entitled “Item 1A. Risk Factors” of the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.